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                                                                       EXHIBIT 1


                      Name, Principal Business and Address
                     of the Directors and Executive Officers
                                of Family Bancorp
                                -----------------


Directors
- ---------

     The principal business address of each director of Family Bancorp is c/o Family Bancorp, 153 Merrimack Street, Haverhill, Massachusetts 01830.

David D. Hindle
President and
Chief Executive Officer of
Family Bancorp and Family
Bank, FSB

Charles George, Jr.
Partner, Bellavance, Iarrobino,
Wren and George, Inc.

Elkin B. McCallum
President and Chief Executive
Officer, Joan Fabrics

Kenneth L. Paul
Vice President, Sales and Marketing,
Process Engineering (a wholly-owned
subsidiary of Process Systems
International, Inc.)

John E. Veasey
President, Cedardale, Inc.


Executive Officers who are not Directors
- ----------------------------------------

     The principal business address of each executive officer of Family Bancorp is c/o Family Bancorp, 153 Merrimack Street, Haverhill, Massachusetts 01830.

George E. Fahey
Treasurer of Family Bancorp,

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Executive Vice President and
Chief Financial Officer of Family Bank, FSB

Ronald G. Trombley
Senior Vice President,
Retail Division Executive Officer of
Family Bank, FSB

David J. LaFlamme
Senior Vice President,
Commercial Division Executive Officer of
Family Bank, FSB

Bruce Fenn, III
Senior Vice President,
Operation Division Executive Officer of
Family Bank, FSB



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